UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2021
INPIXON
(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Explanatory Note
On May 6, 2021, Inpixon (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that on April 30, 2021, it had acquired 99.9% of the outstanding capital stock of Design Reactor, Inc. (a.k.a., “CXApp”), a California corporation, with a leading Sofware-as-a-Service (“Saas”) application (“app”) app platform that enables corporate enterprise organizations to provide a custom-branded, location-aware employee app focused on enhancing the workplace experience and hosting virtual and hybrid events (the “Acquisition”).

    This Current Report on Form 8-K/A amends the Original Form 8-K to include the historical audited and unaudited financial statements of CXApp and the pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Original Form 8-K in reliance on the instructions to such items. The disclosure included in the Original Form 8-K otherwise remains unchanged.
Item 9.01    Financial Statements and Exhibits.
(a)Financial statements of businesses acquired.
(i) The audited financial statements of CXApp for the years ended December 31, 2020 and December 31, 2019, including the accompanying notes thereto and the report of the independent auditor, are attached hereto as Exhibit 99.1 and are incorporated by reference herein.

    (ii) The unaudited condensed financial statements of CXApp as of March 31, 2021 and for the three months ended March 31, 2021 and 2020, including the accompanying notes thereto, are attached hereto as Exhibit 99.2 and are incorporated by reference herein.
(b)Pro forma financial information.
The unaudited pro forma condensed combined financial statements of the Company and CXApp as of March 31, 2021 and for the year ended December 31, 2020, are attached hereto as Exhibit 99.3 and are incorporated by reference herein.
(d)Exhibits.

Exhibit No.	Description
23.1**	Consent of Independent Auditor

99.1**	CXApp’s audited financial statements and report of the independent auditor for the years ended December 31, 2020 and 2019

99.2**	CXApp’s unaudited condensed financial statements as of March 31, 2021 and December 31, 2020 and the three months ended March 31, 2021 and 2020

99.3**	Unaudited pro forma condensed combined financial statements for the year ended December, 2020 and as of and for the three months ended March 31, 2021
** Filed herewith.
1

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: July 15, 2021	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

2

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements of Inpixon on Form S-3 (No. 333-256827 and 333-223960) and Form S-8 (Nos. 333-256831, 333-237659, 333-234458, 333-230965, 333-229374, 333-224506, 333-216295 and 333-195655) and Form S-1 (No. 333-233763 and 333-232448) of our report dated April 30, 2021 relating to the financial statements of Design Reactor, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, which appears in Amendment 1 of the Current Report on Form 8-K of Inpixon dated July 15, 2021.

/s/ BPM LLP

BPM LLP
San Francisco, California
July 15, 2021

Design Reactor, Inc. (“CXApp”)

Audited Financial Statements for the years ended December 31, 2020 and 2019

Design Reactor, Inc. (“CXApp”)
Contents
December 31, 2020 and 2019

Page(s)
Independent Auditor’s Report	1
Financial Statements:
Balance Sheets	2
Statements of Operations	3
Statements of Stockholders’ Equity	4
Statements of Cash Flows	5
Notes to Financial Statements	6-13

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Design Reactor, Inc.

We have audited the accompanying financial statements of Design Reactor, Inc., which comprises the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the frisk of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Design Reactor, Inc. as of December 31, 2020 and 2019, and the results of its operations, stockholders’ equity and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

BPM LLP

San Francisco, California
April 30, 2021

1

Design Reactor, Inc. (“CXApp”)
Balance Sheets
As of December 31, 2020 and 2019

	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$1,382,547	$132,150
Accounts receivable	1,214,151	294,630
Unbilled receivables	82,487	126,383
Prepaid expenses and other assets	19,352	14,954
Note receivable	—	26,511
Total current assets	2,698,537	594,628

Property and equipment, net	6,762	7,161
Deposit and other assets	—	5,000
Total assets	$2,705,299	$606,789

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$195,142	$203,094
Accrued liabilities	83,866	66,458
Deferred revenue	1,072,365	315,302
Paycheck Protection Program loan	147,270	—
Total current liabilities	1,498,643	584,854

Total liabilities	1,498,643	584,854

Commitments and Contingencies (Note 4)

Stockholders' equity:
Common stock, 100,000,000 shares authorized, 10,699,997 shares issued
and outstanding at December 31, 2020 and 2019	34,500	34,500
Retained earnings (accumulated deficit)	1,172,156	(12,565)
Total stockholders' equity	1,206,656	21,935

Total liabilities and stockholders' equity	$2,705,299	$606,789

The accompanying notes are an integral part of these financial statements.                         2

Design Reactor, Inc. (“CXApp”)
Statements of Operations
For the years ended December 31, 2020 and 2019

	2020	2019
Revenue	$3,582,399	$2,066,275

Costs and expenses:
Cost of revenue	525,061	334,075
Research and development	669,921	693,752
General and administrative	434,221	893,331
Sales and marketing	763,072	257,571

Total costs and expenses	2,392,275	2,178,729

Income (loss) from operations	1,190,124	(112,454)

Other income:
Interest Income	597	952
Total other income	597	952

Income (loss) before provision for income taxes	1,190,721	(111,502)

Provision for income taxes	6,000	1,000

Net income (loss)	$1,184,721	$(112,502)

The accompanying notes are an integral part of these financial statements.                         3

Design Reactor, Inc. (“CXApp”)
Statement of Stockholders’ Equity
For the years ended December 31, 2020 and 2019

		Common	Retained Earnings	Total Stockholders'
	Shares	Stock	(Accumulated Deficit)	Equity
Balance, January 1, 2019	10,699,997	$34,500	$99,937	$134,437
Net Loss	—	—	(112,502)	(112,502)
Balance December 31, 2019	10,699,997	34,500	(12,565)	21,935
Net income	—	—	1,184,721	1,184,721
Balance, December 31, 2020	10,699,997	$34,500	$1,172,156	$1,206,656

The accompanying notes are an integral part of these financial statements.                         4

Design Reactor, Inc. (“CXApp”)
Statements of Cash Flows
For the years ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities:
Net income (loss)	$1,184,721	$(112,502)
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Depreciation and amortization	399	3,161
Changes in operating assets and liabilities:
Accounts receivable	(919,521)	326,071
Unbilled receivables	43,896	(7,733)
Prepaid expenses and other assets	(4,398)	(6,525)
Deposits	5,000	(5,000)
Accounts payable	(7,952)	(134,045)
Accrued liabilities	17,408	5,571
Deferred revenue	757,063	(211,439)
Net cash provided by (used in) operating activities	1,076,616	(142,441)

Cash flows from investing activities:
Repayment of note receivable	26,511	24,063
Purchase of property and equipment	—	(9,161)
Net cash provided by investing activities	26,511	14,902

Cash flows from financing activities:
Proceeds of Paycheck Protection Program loan	147,270	—
Net cash provided by financing activities	147,270	—

Net increase (decrease) in cash	1,250,397	(127,539)

Cash and cash equivalents, beginning of year	132,150	259,689

Cash and cash equivalents, end of year	$1,382,547	$132,150

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes paid	$798	$1,628

Interest expense paid	$—	$—

The accompanying notes are an integral part of these financial statements.                         5

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

1.Organization and Operations

Design Reactor, Inc. (the “Company” or “Design Reactor”) dba CXApp was incorporated in the state of California in 1998 as a C Corporation. Design Reactor provides mobile-first, digital programs across a client’s organization to improve in-person, off-site, and on-the-go experiences. The Company offers a mobile solution for the digital workplace experience.

The Company delivers solutions for leaders in a broad range of market segments and industries including technology, financial, retail, media, event marketing, executive briefing center, and educational. Customers are primarily located in North America.

2.Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and included all adjustments necessary for the fair presentation of the Company’s balance sheets, statements of operations and cash flows for the years presented. The Company follows U.S. GAAP as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include investments in money market funds. The Company held $155,248 and $5,140 in cash equivalents as of December 31, 2020 and December 31, 2019, respectively.

Concentrations of Credit Risk

The Company maintains cash balances at a highly reputable financial institution. Account balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s cash balances may periodically exceed federal deposit insurance limits.

Financial instruments that potentially subject the Company to a concentration of credit risk consist of revenue and accounts receivable. For the year ended December 31, 2020, the Company had sales to two customers which were approximately 34% and 14% of total revenue. As of December 31, 2020, approximately 20%, 18%, 16% and 13% of total accounts receivable was due from four customers. For the year ended December 31, 2019, the Company had sales to four customers which were approximately 17%, 15%, 15% and 14% of total revenue. As of December 31, 2019, approximately 30%, 16% and 10% of total accounts receivable was due from three customers.

Continued                                                 6

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

2. Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

A fair value hierarchy was established that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The following table represents the fair value hierarchy for the financial assets held by the Company and measured at fair value on a recurring basis as of December 31, 2020:

	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market funds	$155,248	$—	$—	$155,248

The following table represents the fair value hierarchy for the financial assets held by the Company and measured at fair value on a recurring basis as of December 31, 2019:

	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market funds	$5,140	$—	$—	$5,140

As of December 31, 2020 and 2019, the carrying amount of cash, accounts receivable, accounts payable, accrued expenses, and the Company’s debt approximates fair value because of the short maturity of these instruments.

Continued                                                 7

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

2. Summary of Significant Accounting Policies, continued

Accounts Receivable

The Company extends credit to its customers in the normal course of business. The Company does not require cash collateral or other security to support customer receivables. Accounts receivable represent amounts invoiced but not yet paid by customers. The Company has not recorded an allowance for doubtful accounts as of December 31, 2020 or 2019, as all amounts have been determined to be collectible.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, typically from three to ten years. Maintenance and repairs are charged to operations as incurred. Leasehold improvements are depreciated over the shorter of either the useful life or the remaining term of the lease. Property and equipment, net are not material for the periods presented.

Revenue Recognition

Revenue is recognized under FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) when the control of the goods or services is transferred to customers, in an amount that reflects the considerations of the Company expects to be entitled to in exchange for those goods and services. Revenue is measured at the transaction price, which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised services to the customer and excludes any amounts collected on behalf of third parties. The Company enters into contracts for services, which are generally capable of being distinct and accounted for as separate performance obligations.

The Company does not have significant financing components, as payments from customers are typically due within 30 days of invoicing, and the Company has elected the practical expedient to net value financing components that are less than one year.

Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

The Company derives its revenues primarily from two sources which are considered distinct performance obligations: (1) license revenue from subscriptions to the Company’s platform and (2) revenue from implementation and other professional services. Each performance obligation is identified separately in the associated contract. The transaction price is allocated to each performance obligation based on the estimated standalone selling price. The Company has determined that access to the platform over the subscription period qualifies as a series of distinct performance obligations and, as such, revenue is recognized ratably over the respective subscription period as access is delivered to customers. Implementation and other professional services are generally recognized over time as the services are completed. The transaction price is determined to be the amount paid by the customer which may include discounts. Currently customers are primarily located in North America.

Continued                                                 8

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

2. Summary of Significant Accounting Policies, continued

The company’s total revenue disaggregated by new customers and recurring customers is approximately as follows for the year ended December 31:

	2020	2019
New revenue	$800,344	$164,158
Recurring revenue	2,782,055	1,902,117
	$3,582,399	$2,066,275

Contract Assets

Contract assets consist of unbilled receivables. Unbilled receivables represent services that have been performed but not yet invoiced to customers.

Contract Liabilities

Deferred revenue primarily consists of advance payments from customers related to service performance obligations that have not been satisfied.

Cost of Revenue

Cost of revenue is primarily comprised of direct costs associated with cloud operations and licenses and the Company’s estimated cost of professional services based on a percentage of payroll costs.

Research and Development

Costs to develop and deliver the Company’s products and services are expensed as incurred in accordance with GAAP. These costs include salaries and other personnel related expenses, contractor fees, supplies and other outside services associated with the design and development of new products and enhancements.

Internal Use Software Development Costs

The Company considers for capitalization certain development costs incurred in connection with its internal use software platform. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Maintenance and training costs are expensed as incurred. To date, these costs have been expensed as incurred in accordance with ASC 350-40, Intangibles-Goodwill and Other, Internal Use Software.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were $12,505 and $16,224 for the years ended December 31, 2020 and 2019, respectively.

Continued                                                 9

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

2. Summary of Significant Accounting Policies, continued

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

The Company applies ASC 740, Income Taxes (“ASC 740”), for the accounting of the uncertainties in income taxes. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with GAAP. ASC 740 also requires the evaluation of tax positions taken or expected to be taken in the course of preparing the tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained upon audit by the applicable taxing authorities. Tax provisions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The interpretation also provides guidance on derecognition, classifications, interest, and penalties, accounting in interim periods, disclosure, and transition. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of the provision for income taxes.

The Company is subject to taxation in the United States, California, and North Carolina. The Company remains subject to possible examination by tax authorities in these jurisdictions for tax years dating back to 2017.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standard Update (“ASU”) No. 2016-02, Leases, Topic 842 (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). ASU 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. For nonpublic entities, ASU 2016-02 will be effective for fiscal years beginning after December 15, 2020, with early adoption permitted. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates. This ASU amends the effective dates of ASU 2016-02. Furthermore, in June 2020, the FASB issued ASU 2020-05, which deferred the adoption, and ASU 2016-02 is now effective for private entities for fiscal years beginning after December 15, 2021 and interim periods beginning the following year. Early application is permitted. The Company is in the process of evaluating the impact of the new guidance on its financial statements.

Continued                                                 10

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

3. Accrued Liabilities

Accrued liabilities consisted of the following as of December 31:

	2020	2019
Accrued vacation	$75,801	$66,458
Payroll related	220	—
Income tax payable	4,575	—
Sales and use tax payable	3,270	—
	$83,866	$66,458
4. Commitments and Contingencies

Operating Leases

The Company rents office space under an operating lease, which expired in May 2019. Beginning in June 2019, the lease was month to month. The monthly rent expense is approximately $5,000. Rent expense amounted to $19,000 and $57,000 for the years ended December 31, 2020 and 2019, respectively.

5. Paycheck Protection Program Loan

In April 2020, the Company received a U.S. Small Business Administration loan for $147,270 pursuant to the Paycheck Protection Program (the “PPP Loan”) under Division A, Title I of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act. The PPP Loan, which is in the form of a note dated April 18, 2020, matures in April 2022. Funds from the PPP Loan may be used for payroll, costs used to continue group health care benefits, rent and utilities. Under the terms of the PPP Loan, certain amounts may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company may be eligible for full or partial forgiveness. The unforgiven portion of the PPP Loan is payable over the two year period at an annual interest rate of 1.00%. Subsequent to year end, the loan was fully forgiven. See note 9.

The following is a summary of outstanding borrowings as of December 31:

	2020	2019
Paycheck Protection Program Loan	$147,270	$—
Current Portion	(147,270)	—
Long- term portion, borrowings	$—	$—

6. Common Stock

The Company’s Certificate of Incorporation authorizes the Company to issue 100,000,000 shares of common stock to no more than 35 persons.

The Company has issued 10,699,997 shares of common stock at no par value as of December 31, 2020 and 2019.

Continued                                                 11

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

7. Employee Benefit Plan

The Company has a 401(k) Profit Sharing Plan (the “401(k) Plan”) in which employees who have met certain service and eligibility requirements may participate. Each eligible employee may elect to contribute to the 401(k) Plan, and the Company may make discretionary contributions. The Company has not made any contributions to date.

8. Income Taxes

Income tax expense for the years ended December 31, 2020 and 2019 is comprised of the state taxes of $6,000 and $1,000, respectively. There was no federal income tax expense for the years ended December 31, 2020 and 2019.

The Company utilizes the asset and liability method of accounting for deferred income taxes. The Company has not recorded any deferred tax expenses, as deferred tax assets are fully offset by a valuation allowance as of December 31, 2020 and 2019.

Significant components of net deferred tax assets consisted approximately of the following as of December 31:

	2020	2019
Deferred revenue	$—	$93,000
Loss carryforward	14,000	202,000
Tax credit carryforwards	100,000	119,000
Depreciation	(2,000)	(2,000)
Accrued expenses and reserves	21,000	18,000
	133,000	430,000
Valuation allowance	(133,000)	(430,000)
Net deferred tax assets	$—	$—

A reconciliation between the expected income tax benefit at the federal statutory tax rate and the reported income tax provision is approximately as follows for the years ended December 31:

	2020	2019
Federal income tax statutory rate	$242,000	$(33,000)
State income taxes, net of federal benefit	60,000	(8,000)
Tax credits generated in the current year	(21,000)	(22,000)
Permanent differences and other	21,000	30,000
Change in valuation allowance	(296,000)	34,000
Net deferred tax assets	$6,000	$1,000

The Company has incurred significant tax losses since inception. Based on the available objective evidence, management cannot conclude it is more likely than not that the net deferred tax assets will be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets as of December 31, 2020 and 2019.

As of December 31, 2020, the Company has state net operating loss carryforwards of approximately $198,000 that will begin to expire in 2034.

Continued                                                 12

Design Reactor, Inc. (“CXApp”)
Notes to Financial Statements
For the years ended December 31, 2020 and 2019

8. Income Taxes, continued

As of December 31, 2020, the Company has researched credit carryforwards of approximately $54,000 and $118,000 for federal and state tax purposes, respectively. If not utilized, the federal carryforward will expire in various amounts beginning in 2040. The California credits can be carried forward indefinitely. The Company has not undertaken a detailed analysis of all amounts claimed as research credits for federal or state tax purposes. As a certain result amounts ultimately realized for research credits were included in management’s consideration of uncertain tax benefits.

As of December 31, 2020 and 2019, the Company had an unrecognized tax benefits balance of approximately $53,000 and $45,000, respectively, related to research and development credits. A reconciliation of the beginning and ending amount of the liability for uncertain tax positions, excluding potential interest and penalties, is as follows:

Balance as of December 31, 2019	$(45,000)
Increase/ (decrease) based on current year tax positions	(8,000)
Increase/ (decrease) for prior year tax positions	—
Lapses of applicable statue	—
Balances as of December 31, 2020	$(53,000)

Under legislation enacted in 2017, informally titled the TCJA, as modified by the CARES Act, federal net operating losses generated after 2017, if any, will not expire and may be carried forward indefinitely, but will generally limit the federal net operating losses deduction to the lesser of the net operating loss carryover or 80% of the corporation’s taxable income (subject to Section 382 of the Internal Revenue Code of 1986, as amended). The CARES Act temporarily allows the Company to carryback net operating losses arising in 2018, 2019 and 2020 to the five prior years. In addition, net operating losses generated in those years could fully offset prior year taxable income without the 80% of the taxable income limitation under the TCJA. It is uncertain how various states will respond to the TCJA, the CARES Act or any newly enacted federal tax law. In addition, at the state level, there may be periods during which the use of net operating losses is suspended or otherwise limited, including a recent California franchise tax law change limiting the usability of California state net operating losses to offset taxable income in tax years beginning after 2019 and before 2023.

9. Subsequent Events

In January 2021, the Company obtained confirmation of forgiveness of the full amount of the PPP loan from the lender and the SBA.

In February 2021, the Company established the 2021 Stock Plan (the “Plan”). The Plan provides for the granting of incentive stock options (“ISO”) only to Company employees (including officers and directors who are also employees) and non-statutory stock options (“NSO”) to employees, officers, directors, and consultants of the Company. The Plan also provides for the granting of stock option awards, including restricted stock units and stock appreciation rights. Under the Plan, 3,210,000 shares of common stock are authorized for issuance. In January 2021, the Company granted 2,097,000 stock options and 1,065,000 restricted stock units to various employees.

The Company has evaluated all events subsequent to December 31, 2020 through April 30, 2021, which is the date the financial statements are available to be issued and, other than listed above, did not identify an material recognizable subsequent events.

13

Design Reactor, Inc. (“CXApp”)

Unaudited Condensed Financial Statements as of March 31, 2021 and December 31, 2020 and the three months ended March 31, 2021 and 2020

Design Reactor, Inc. (“CXApp”)
Contents
As of March 31, 2021 and December 31, 2020 and the three months ended March 31, 2021 and 2020

Page(s)
Unaudited Balance Sheets as of March 31, 2021 and December 31, 2020	1
Unaudited Statements of Operations for the three months ended March 31, 2021 and 2020	2
Unaudited Statements of Stockholders’ Equity for the three months ended March 31, 2021 and 2020	3
Unaudited Statements of Cash Flows for the three months ended March 31, 2021 and 2020	4
Notes to Unaudited Financial Statements	5-15

Design Reactor, Inc. (“CXApp”)
Unaudited Balance Sheets
As of March 31, 2021 and 2020

	March 31,	December 31
	2021	2020
ASSETS

Current assets:
Cash and cash equivalents	$1,773,002	$1,382,547
Accounts receivable	1,819,398	1,214,151
Unbilled receivables	49,605	82,487
Prepaid expenses and other assets	69,890	19,352
Total current assets	3,711,895	2,698,537

Long-term assets:
Property and equipment, net	6,435	6,762
Deferred tax assets	162,344	—
Total assets	$3,880,674	$2,705,299

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$284,784	$195,142
Accrued liabilities	110,798	83,866
Deferred revenue	1,476,215	1,072,365
Paycheck Protection Program loan	—	147,270

Total and current liabilities	1,871,797	1,498,643

Commitments and contingencies (Note 4)

Stockholders' equity:
Common stock, 100,000,000 shares authorized, 14,576,997 and 10,699,997 shares issued and outstanding at March 31, 2021 and December 31, 2020,
respectively	34,500	34,500
Additional paid in capital	758,936	—
Retained earnings	1,215,441	1,172,156
Total stockholders' equity	2,008,877	1,206,656

Total liabilities and stockholders' equity	$3,880,674	$2,705,299

The accompanying notes are an integral part of these unaudited financial statements.                     1

Design Reactor, Inc. (“CXApp”)
Unaudited Statements of Operations
For the three months ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020
Revenue	$1,475,456	$658,515

Costs and expenses:
Cost of revenue	454,229	151,952
Research and development	211,331	185,922
General and administrative	493,364	213,388
Sales and marketing	569,294	85,607

Total operating expenses	1,728,218	636,869

(Loss) income from operations	(252,762)	21,646

Forgiveness of paycheck protection loan	147,270	—
Other income	38	492

(Loss) income before provision for (benefit from) income taxes	(105,454)	22,138

Provision for (benefit from) income taxes
Current	13,605	2,000
Deferred	(162,344)	—
	(148,739)	2,000

Net income	$43,285	$20,138

The accompanying notes are an integral part of these unaudited financial statements.                     2

Design Reactor, Inc. (“CXApp”)
Unaudited Statements of Stockholders’ Equity
For the three months ended March 31, 2021 and 2020

	Common Stock		Additional Paid		Total Stockholders'
	Shares	Amount	In Capital	Retained Earnings	Equity
Balance as of December 31, 2020	10,699,997	$34,500	$—	$1,172,156	$1,206,656

Issuance of restricted common stock	3,877,000	—	—	—	—

Stock based compensation	—	—	758,936	—	758,936

Net income	—	—	—	43,285	43,285

Balance as of March 31, 2021	14,576,997	$34,500	$758,936	$1,215,441	$2,008,877

	Common Stock		Additional Paid		Total Stockholders'
	Shares	Amount	In Capital	Retained Earnings	Equity
Balance as of December 31, 2019	10,699,997	$34,500	$—	$(12,565)	$21,935

Net income	—	—	—	20,138	20,138

Balance as of March 31, 2020	10,699,997	$34,500	$—	$7,573	$42,073

The accompanying notes are an integral part of these unaudited financial statements.                     3

Design Reactor, Inc. (“CXApp”)
Unaudited Statements of Cash Flows
For the three months ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$43,285	$20,138
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	327	—
Stock based compensation	758,936	—
Deferred income taxes	(162,344)	—
Forgiveness of paycheck protection program loan	(147,270)	—
Changes in operating assets and liabilities:
Accounts receivable	(605,247)	(79,104)
Unbilled receivables	32,882	(69,149)
Prepaid expenses and other assets	(50,538)	(29,355)
Accounts payable	89,642	96,010
Accrued liabilities	26,932	5,150
Deferred revenue	403,850	85,300
Net cash provided by operating activities	390,455	28,990

Cash flows from investing activities:
Purchase of property and equipment	—	(583)
Repayment of note receivable	—	26,511
Net cash provided by investing activities	—	25,928

Net increase in cash and cash equivalents	390,455	54,918

Cash and cash equivalents, beginning of period	1,382,547	132,150

Cash and cash equivalents, end of period	$1,773,002	$187,068

The accompanying notes are an integral part of these unaudited financial statements.                     4

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

1.Organization and Operations

Design Reactor, Inc. (the “Company” or “Design Reactor”) dba CXApp was incorporated in the state of California in 1998 as a C Corporation. Design Reactor provides mobile-first, digital programs across a client’s organization to improve in-person, off-site, and on-the-go experiences. The Company offers a mobile solution for the digital workplace experience.

The Company delivers solutions for leaders in a broad range of market segments and industries including technology, financial, retail, media, event marketing, executive briefing center, and educational. Customers are primarily located in North America.

2.Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and included all adjustments necessary for the fair presentation of the Company’s balance sheets, statements of operations, stockholders’ equity, and cash flows for the periods presented. They do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring adjustments, considered necessary, have been made. The Company follows U.S. GAAP as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include investments in money market funds. The Company held $155,248 and $155,286 in cash equivalents as of March 31, 2021 and December 31, 2020, respectively.

Concentrations of Credit Risk

The Company maintains cash balances at a highly reputable financial institution. Account balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company’s cash balances may periodically exceed federal deposit insurance limits.

Financial instruments that potentially subject the Company to a concentration of credit risk consist of revenue and accounts receivable. For the three months ended March 31, 2021, two customers accounted for 30% and 15% of total revenue. For the three months ended March 31, 2020, the Company had sales to three customers which were approximately 31%, 10% and 10% of total revenue. As of March 31, 2021, approximately 30%, 24% and 15% of total accounts receivable was due from three customers. As of December 31, 2020, approximately 20% 18%, 16% and 13% of total accounts receivable was due from four customers.

Continued                                                 5

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

2. Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

A fair value hierarchy was established that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The following table represents the fair value hierarchy for the financial assets held by the Company and measured at fair value on a recurring basis as of March 31, 2021:

	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market funds	$155,248	$—	$—	$155,248

The following table represents the fair value hierarchy for the financial assets held by the Company and measured at fair value on a recurring basis as of December 31, 2020:

	Level 1	Level 2	Level 3	Total
Cash equivalents:
Money market funds	$155,286	$—	$—	$155,286

As of March 31, 2021 and December 31, 2020, the carrying amount of cash, accounts receivable, accounts payable, accrued expenses, and the Company’s debt approximates fair value because of the short maturity of these instruments.

Continued                                                 6

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

2. Summary of Significant Accounting Policies, continued

Accounts Receivable

The Company extends credit to its customers in the normal course of business. The Company does not require cash collateral or other security to support customer receivables. Accounts receivable represent amounts invoiced but not yet paid by customers. The Company has not recorded an allowance for doubtful accounts as of March 31, 2021 or December 31, 2020, as all amounts have been determined to be collectible.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, typically from three to ten years. Maintenance and repairs are charged to operations as incurred. Leasehold improvements are depreciated over the shorter of either the useful life or the remaining term of the lease. Property and equipment, net are not material for the periods presented.

Revenue Recognition

Revenue is recognized under FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) when the control of the goods or services is transferred to customers, in an amount that reflects the considerations of the Company expects to be entitled to in exchange for those goods and services. Revenue is measured at the transaction price, which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised services to the customer and excludes any amounts collected on behalf of third parties. The Company enters into contracts for services, which are generally capable of being distinct and accounted for as separate performance obligations.

The Company does not have significant financing components, as payments from customers are typically due within 30 days of invoicing, and the Company has elected the practical expedient to net value financing components that are less than one year.

Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

The Company derives its revenues primarily from two sources which are considered distinct performance obligations: (1) license revenue from subscriptions to the Company’s platform and (2) revenue from implementation and other professional services. Each performance obligation is identified separately in the associated contract. The transaction price is allocated to each performance obligation based on the estimated standalone selling price. The Company has determined that access to the platform over the subscription period qualifies as a series of distinct performance obligations and, as such, revenue is recognized ratably over the respective subscription period as access is delivered to customers. Implementation and other professional services are generally recognized over time as the services are completed. The transaction price is determined to be the amount paid by the customer which may include discounts. Currently customers are primarily located in North America.

Continued                                                 7

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

2. Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

The Company’s revenue disaggregated by new customers and recurring customers is approximately as follows for the three months ended March 31:

	2021	2020
New revenue	$366,175	$61,625
Recurring revenue	1,109,281	596,890
	$1,475,456	$658,515

Contract Assets

Contract assets consist of unbilled receivables. Unbilled receivables represent services that have been performed but not yet invoiced to customers.

Contract Liabilities

Deferred revenue primarily consists of advance payments from customers related to service performance obligations that have not been satisfied.

Cost of Revenue

Cost of revenue is primarily comprised of direct costs associated with cloud operations and licenses and the Company’s estimated cost of professional services based on a percentage of payroll costs.

Research and Development

Costs to develop and deliver the Company’s products and services are expensed as incurred in accordance with U.S. GAAP. These costs include salaries and other personnel related expenses, contractor fees, supplies and other outside services associated with the design and development of new products and enhancements.

Internal Use Software Development Costs

The Company considers for capitalization certain development costs incurred in connection with its internal use software platform. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Maintenance and training costs are expensed as incurred. To date, these costs have been expensed as incurred in accordance with ASC 350-40, Intangibles-Goodwill and Other, Internal Use Software.

Continued                                                 8

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

2. Summary of Significant Accounting Policies, continued

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were immaterial for the three months ended March 31, 2021 and 2020.

Stock-Based Compensation

The Company measures and recognizes stock-based compensation expense in the financial statements for all share-based payment awards made to employees, directors, and non-employees based on estimated fair values on date of grant based on the Black-Scholes option pricing model using the straight-line approach.

The Company’s determination of the fair value of share-based payment awards on the date of grant using the Black-Scholes option-pricing model is affected by the Company’s estimated fair value of common stock as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more-likely-than-not that they will be realized.

The Company applies ASC 740, Income Taxes (“ASC 740”), for the accounting of the uncertainties in income taxes. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with U.S. GAAP. ASC 740 also requires the evaluation of tax positions taken or expected to be taken in the course of preparing the tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon audit by the applicable taxing authorities. Tax provisions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The interpretation also provides guidance on derecognition, classifications, interest, and penalties, accounting in interim periods, disclosure, and transition. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of the provision for income taxes.

The Company is subject to taxation in the United States, California, and North Carolina. The Company remains subject to possible examination by tax authorities in these jurisdictions for tax years dating back to 2017.

Continued                                                 9

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

2. Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standard Update (“ASU”) No. 2016-02, Leases, Topic 842 (“ASU 2016-02”), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). ASU 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. For nonpublic entities, ASU 2016-02 will be effective for fiscal years beginning after December 15, 2020, with early adoption permitted. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates. This ASU amends the effective dates of ASU 2016-02. Furthermore, in June 2020, the FASB issued ASU 2020-05, which deferred the adoption, and ASU 2016-02 is now effective for private entities for fiscal years beginning after December 15, 2021 and interim periods beginning the following year. Early application is permitted. The Company is in the process of evaluating the impact of the new guidance on its financial statements.

3. Accrued Liabilities

Accrued liabilities consisted of the following as of:

	March 31,	December 31,
	2021	2020
Accrued vacation	$88,302	$75,801
Payroll related	1,046	220
Income tax payable	13,605	4,575
Sales and use tax payable	7,845	3,270
	$110,798	$83,866

4. Commitments and Contingencies

Operating Leases

The Company rents office space under an operating lease, which expired in May 2019. Beginning in June 2019, the lease was month to month until March 2020 when the lease was terminated. The monthly rent expense is approximately $5,000. Rent expense amounted to $15,600 for the three months ended March 31, 2020. From April 2020 through March 31, 2021, the Company has no leased facilities.

Continued                                                 10

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

5. Paycheck Protection Program Loan

In April 2020, the Company received a U.S. Small Business Administration loan for $147,270 pursuant to the Paycheck Protection Program (the “PPP Loan”) under Division A, Title I of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The PPP Loan, which is in the form of a note dated April 18, 2020, matures in April 2022. Funds from the PPP Loan may be used for payroll, costs used to continue group health care benefits, rent and utilities. Under the terms of the PPP Loan, certain amounts may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company may be eligible for full or partial forgiveness. The unforgiven portion of the PPP Loan is payable over the two year period at an annual interest rate of 1.00%. In January 2021, the Company obtained confirmation of forgiveness of the full amount of the PPP Loan from the lender and the SBA, and recorded the $147,270 as other income in the accompanying statement of operations for the three months ended March 31, 2021.

6. Common Stock

The Company’s Certificate of Incorporation authorizes the Company to issue 100,000,000 shares of common stock to no more than 35 persons.

The Company has issued 14,576,997 shares of common stock at no par value as of March 31, 2021 and has issued 10,699,997 shares of common stock at no pay value as of March 31, 2020.

7. Stock Plans and Stock Based Compensation

The Company accounts for stock-based compensation granted to employees, non-employees, and directors, including employees stock option awards, restricted stock and restricted stock units (“RSUs”) in accordance with ASC 718, “Compensation – Stock Compensation” (“ASC 718”). Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as expense over the employee’s service period. The Company recognizes compensation expense on a ratable basis over the requisite service period of the award.

The Company values options using the Black-Scholes option pricing model. Time-based RSUs are valued at the grant date fair value of the underlying common shares. The Black-Scholes option pricing model requires the use of highly subjective and complex assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

In February 2021, the Company established the 2021 Stock Plan (the “Plan”). The Plan provides for the granting of incentive stock options (“ISO”) only to the Company employees (including officers and directors who are also employees) and non-statutory stock options (“NSO”) to employees, officers, directors, and consultants (non-employees) of the Company. The Plan also provides for the granting of stock option awards, including restricted stock units and stock appreciation rights. Under the Plan, 3,210,000 shares of common stock are authorized for issuance. In January 2021, the Company granted 2,097,000 stock options and 1,065,000 restricted stock units to various employees and contractors. The restricted stock units vest 50% on each one year anniversary of the commencement date of February 1, 2021. As of March 31, 2021, no restricted stock units have vested. Compensation expense recognized for restricted stock units granted to employees for the three months ended March 31, 2021 was approximately $94,000, measured at the estimated fair value at the date of grant.

Continued                                                 11

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

7. Stock Plans and Stock Based Compensation, continued

Compensation expense recognized for options granted to employees, non-employees, and directors for the three months ended March 31, 2021 was approximately $150,000. Unamortized expense related to stock options of approximately $1,650,000 is expected to be recognized over approximately 1.83 years.

Stock Options

During the three months ended March 31, 2021, the Company granted options under the Plan for the purchase of 2,097,000 shares of common stock to employees and contractors (non-employees) of the Company. These options vest pro-rata over 24 months, have a life of ten years and an exercise price of $0.41 per share. The Company valued the stock options using the Black-Scholes option valuation model. The fair value of the common stock as of the grant date was determined to be $1.06 per share. The weighted average grant date fair value is $1.06.

The following table summarizes information about stock options information during the three months ended March 31, 2021:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value
Balance as of January 1, 2021	—	—	N/A	N/A
Increase in Plan	3,210,000	—	N/A	N/A
Options granted	(2,097,000)	2,097,000	$0.41	$1,363,050
RSUs Granted	(1,065,000)	—	N/A	N/A
Balance as of March 31, 2021	48,000	2,097,000	$0.41	$1,363,050

The weighted-average fair value of employee and non-employee stock options granted during 2021 under the Plan was estimated to be approximately $0.65 per share on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Three Months Ended March 31, 2021
Dividend yield	—%
Risk-free interest rate	1.44%
Expected option life in years	6.25
Volatility	75%

Option-pricing models require the input of various subjective assumptions, including the option’s expected life and the price volatility of the underlying stock. The expected life computation is based on an estimate of the mid-point between the requisite service period and the contracted term of the award. The risk-free interest rate for periods within the expected life of the award is based on the U.S. Treasury yield curve in effect at the time of grant. Volatility is based on comparable companies in the industry. Forfeitures are recognized as they occur.

Continued                                                 12

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

7. Stock Plans and Stock Based Compensation, continued

Stock Options, continued

Additional information about stock options outstanding under the Plan at March 31, 2021 is as follows:

	Number of Shares	Exercise Price	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Life
Options Outstanding	2,097,000	$0.41	$0.41	9.80
Options exercisable	174,750	$0.41	$0.41	9.80

Information regarding RSUs activity for the three months ended March 31, 2021 is summarized below.:

Number of Shares
Outstanding as of January 1, 2021	—
RSUs granted	1,065,000
RSUs released	—
RSUs forfeited	—
Outstanding as of March 31, 2021	1,065,000

Restricted Stock Awards

In January 2021, the Company issued 3,877,000 shares of restricted common stock to employees and contractors in exchange for future services. The shares vest over a period of 2 years. The total fair value of the shares at the date of issuance was approximately $4,117,000. As of March 31, 2021, 484,625 shares have vested and the Company has recorded stock based compensation expense of approximately $515,000. Unamortized compensation expense of approximately $3,602,000 will be recognized over the remaining vesting period of 1.75 years.

Continued                                                 13

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

7. Stock Plans and Stock Based Compensation, continued

Stock Options, continued

Restricted Stock Awards, continued

In the event the Purchaser ceases to be an employee, consultant, advisor, officer or director of the Company for any or no reason, including, without limitation, by reason of the Purchaser’s death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, resignation or involuntary termination, the Company shall, from such time (as determined by the Company in its discretion), have an irrevocable, exclusive option to repurchase any Shares which have not yet been released from the Repurchase Option, at a price per share equal to the lesser of (x) the fair market value of the shares at the time the Repurchase Option is exercised, as determined by the Company’s board of directors and (y) $0.001 (the “repurchase price”). The Company may exercise its Repurchase Option as to any or all of the Unreleased Shares at any time after the Purchaser ceases to be a Service Provider; provided, however, that without requirement of further action on the part of either party hereto, the Repurchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares as of the date that is 30 days following the date the Purchaser ceases to be a Service Provider, unless the Company declines in writing to exercise its Repurchase Option prior to such time. If the Company decides not to exercise its Repurchase Option, it shall notify the Purchaser in writing within 30 days of the date the Purchaser ceases to be a Service Provider. If the Repurchase Option is exercised or deemed exercised, within 90 days of the date the Purchaser ceases to be a Service Provider, the Company shall deliver payment to the Purchaser. In the event that the Repurchase Option is exercised or deemed exercised, the sole right and remedy of the Purchaser thereafter shall be to receive the Repurchase Price, and in no case shall the Purchaser have any claim of ownership as to any of the Unreleased Shares. So long as the Purchaser’s continuous status as a Service Provider has not terminated in each such instance, 1/24 of the Shares shall be released from the Repurchase Option each month after January 1, 2021 (the “vesting commencement date”), until all of the Shares have been released from the Repurchase Option on the 2-year anniversary of the Vesting Commencement Date. The Shares that have been released from the Repurchase Option will be referred to as the “vested shares”. So long as the Purchaser’s continuous status as a Service Provider has not terminated, in the event of a Change of Control (as further defined in the restricted stock award agreement), then all of the Shares that have not been released from the Repurchase Option shall be immediately released from the Repurchase Option.

8. Employee Benefit Plan

The Company has a 401(k) Profit Sharing Plan (the “401(k) Plan”) in which employees who have met certain service and eligibility requirements may participate. Each eligible employee may elect to contribute to the 401(k) Plan, and the Company may make discretionary contributions. The Company has not made any contributions to date.

9. Income Taxes

The Company computes quarterly income tax expense (benefit) by using a forecasted annual effective tax rate and adjust for any dicrete items arising during the quarter. The Company recorded an income tax expense (benefit) of approximately $(149,000) and $2,000 for the three months ended March 31, 2021 and 2020, respectively. The Company’s effective tax rate benefit increased in the three months ended March 31, 2021, as compared to the same period in 2020, primarily due to releasing the valuation allowance as of December 31, 2020.

Continued                                                 14

Design Reactor, Inc. (“CXApp”)
Notes to Unaudited Financial Statements
March 31, 2021

9. Income Taxes, continued

Uncertain Tax Positions

The Company accounts for it uncertain tax positions in accordance with ASC 740. As of March 31, 2021, the Company had no unrecognized tax benefits, and would not result in a change in the Company’s effective tax rate if recognized in future years.

The Company is not aware of any other uncertain tax positions that could result in significant additional payments, accruals, or other material deviation in this estimate during the fiscal year.

The CARES Act

On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (“CARES”) Act” (the “CARES Act”) was signed into law. The CARES Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. These provisions are not expected to have a material effect on the Company’s financial statements. The Company obtained a PPP Loan, which was forgiven in January 2021 and is recognized as debt forgiveness income.

The Company is subject to United States deferral income tax as well as to income taxes in state jurisdictions. The Company’s federal and state income tax returns are open to examination by tax authorities for three years and three-to-five years, respectively.

10. Subsequent Events

The Company entered into a Stock Purchase Agreement on April 30, 2021 to sell 100% of its issued and outstanding shares of common stock.

The Company has evaluated all events subsequent to March 31, 2021 through July 15, 2021, which is the date the financial statements are available to be issued and, other than listed above, did not identify any material recognizable subsequent events.

15

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and statement of operations based upon the combined historical financial statements of Inpixon (the “Company”), and Design Reactor, Inc. (“CXApp”) after giving effect to the business combination (the “Transaction”) between Inpixon and CXApp and adjustments described in the accompanying notes.

The following unaudited pro forma condensed combined balance sheet of CXApp and the Company, as of March 31, 2021, has been prepared to reflect the effects of the CXApp acquisition as if it occurred as of March 31, 2021. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 combine the historical results and operations of CXApp and the Company giving effect to the Transaction as if it occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•Inpixon’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, as contained in its Annual Report on Form 10-K filed on March 31, 2021 with the United States Securities and Exchange Commission (the “SEC”).

•Inpixon’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2021, as contained in its Quarterly Report on Form 10-Q filed on May 17, 2021 with the SEC.

•CXApp’s audited financial statements as of and for the year ended December 31, 2020, contained elsewhere in this filing.

•CXApp’s unaudited condensed financial statements as of and for the three months ended March 31, 2021, contained elsewhere in this filing.

•The other information contained in or incorporated by reference into this filing.

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited transaction accounting adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification (ASC) 805 - Business Combinations (ASC 805) and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities assumed based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transaction

On April 30, 2021 (the “Closing Date”), Inpixon, completed the acquisition of over 99.9% of the outstanding capital stock of CXApp, (“CXApp Shares”), a C Corporation incorporated in the state of California, with a leading SaaS app platform that enables corporate enterprise organizations to provide a custom-branded, location-aware employee app focused on enhancing the workplace experience and hosting virtual and hybrid events. The Transaction was consummated pursuant to the terms of a Stock Purchase Agreement, dated April 30, 2021 (“Purchase Agreement”), by and among the Company (the “Purchaser”), CXApp, the sellers of the outstanding capital stock of CXApp (collectively, the “Sellers”), and Leon Papkoff, as a founder of CXApp and Seller holding approximately 45% of CXApp’s outstanding capital stock on a fully diluted basis and appointed Sellers’ representative (the “Sellers’ Representative”). The closing of the Transaction was subject to certain conditions precedent including delivery of a fairness opinion to the Company concerning the fairness of the Transaction, from a financial point of view, which was obtained from an independent valuation firm. Subsequent to the date of the Transaction, the Purchaser entered into a Joinder Agreement to Stock Purchase Agreement with the one non-signing party on May 10, 2021 to acquire 100% of the outstanding capital stock of CXApp.

The aggregate consideration payable to the Sellers for the sale of CXApp Shares consisted of a combination of cash and shares of the Company’s common stock including:

(a)approximately $22,500,000 in cash, minus CXApp’s transaction expenses related to the Transaction, plus CXApp’s closing cash, minus cash amounts payable to holders of CXApp’s options (the “Equity Payout”), minus the amount that equals 70% of deferred revenue as of the Closing Date, subject to such other adjustments set forth in the Purchase Agreement, including a post-closing working capital adjustment (such amount, as adjusted, the “Cash Purchase Price”) and of which $4,875,000 in cash (the “Holdback Amount”) was retained from the Cash Purchase Price to secure the Sellers’ indemnification obligations under the Purchase Agreement, for a period of 18 months from the Closing Date; and

(b)8,849,558 shares of the Company’s common stock, which were valued at approximately $10,000,000 based on a per share price of $1.13 (the “Closing Share Price”), which was the closing price of common stock of the Company immediately prior to executing the Purchase Agreement (such shares, the “Purchaser Closing Shares”).

In addition, the Company agreed to issue an additional $12,500,000 in contingent earnout payments subject to meeting the Earnout Target (defined below) payable in shares of the Company’s common stock at the Closing Share Price (such shares, the “Earnout Shares”) to certain Sellers (the “Selected Sellers”) within 90 days following the 12 month anniversary of the Closing Date (the “Earnout Payment Date”), subject to certain adjustments (the “Earnout Payment”).

The Earnout Payment, if any, will be payable only to certain Sellers (“Selected Sellers”) if the Company (including its subsidiaries) records revenue from the sale of CXApp’s cloud based mobile app platform (“Revenue”) of at least $8,270,000 (the “Earnout Target”) from the Closing Date through the 12 month anniversary of the Closing Date (the “Earnout Period”). The Earnout Payment is subject to and conditioned upon each individual Selected Seller’s continued active employment or service to the Company at the time of the Earnout Payment Date. Any Selected Seller no longer actively employed or providing services to the Company on the Earnout Payment Date shall not be eligible to earn any part of the Earnout Payment, and the Earnout Payment shall be subject to a proportional re-allocation to the Selected Sellers that continue to be actively employed or providing services to the Company. The Earnout Payment will be subject to a proportional reduction if actual Revenue as of the end of the Earnout Period fails to meet the Earnout Target. For example, if actual Revenue during the applicable Earnout Period is 90% of the Earnout Target, the Earnout Payment will be proportionally reduced by 10%. In addition, if actual Revenue recorded during the Earnout Period is equal to or less than 75% of the Earnout Target no Earnout Payment will be payable. If the issuance of the Earnout Shares is subject to stockholder approval in accordance with applicable Nasdaq listing rules and such stockholder approval is not received on or prior to the Earnout Payment Date, the Earnout Payment will be paid in cash; provided, however, that the Company may, in its sole discretion, issue an amount of shares of common stock permitted under applicable Nasdaq Listing Rules, if any, and then pay the balance of the Earnout Payment in cash. The Earnout Shares will be accounted for under ASC Topic 718 - Compensation - Stock Compensation (ASC 718).

The Sellers are required to indemnify the Company for breaches of the Sellers’ or CXApp’s representations and warranties contained in the Purchase Agreement, provided that such losses exceed $25,000, except for breaches of certain specified fundamental representations and warranties and in cases of actual and intentional fraud or intentional misrepresentation that have no such threshold. The Sellers are also required to indemnify the Company for losses arising out of specified matters, including those relating to the Sellers’ or CXApp’s breaches of covenants contained in the Purchase Agreement, certain tax matters and any transaction expenses or indebtedness of CXApp to the extent not paid at or prior to the closing of the Acquisition or included in the determination of the Cash Purchase Price. Except with respect to any action based on actual and intentional fraud or intentional misrepresentation, the Sellers’ indemnification obligations are capped at the amount of the

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
aggregate purchase price. The aggregate purchase price is the amount equal to (i) (a) Twenty-Two Million and Five Hundred Thousand Dollars ($22,500,000) (the “Cash Consideration), plus (b) the amount, if any, by which the Working Capital exceeds the Working Capital Target, minus (c) the amount, if any, by which the Working Capital Target exceeds the Working Capital, plus (d) the closing cash, minus (e) closing date indebtedness, minus (f) transaction expenses, minus (g) the option payout, minus (h) the bonus payout, minus (i) the amount that equals 70% of deferred revenue as of the adjustment time; (ii) plus the Earnout Payment and (iii) plus Ten Million Dollars ($10,000,000) in shares of Purchaser Common Stock valued at the closing price to be issued on the closing date (the “Purchaser Shares”). Collectively, the Cash Consideration, the Earnout Payment, and the Purchases Shares represent the “Aggregate Purchase Price”. The funds from the Holdback Amount are the primary source for any amounts payable by the Sellers in connection with the foregoing, until such funds are exhausted. At such point, the Company can offset any losses against the Earnout Payment, if payable.

In addition, the Sellers are entitled to indemnification from the Company for losses arising out of the Company’s breach of its representations and warranties or covenants contained in the Purchase Agreement or the other transaction agreements. The Company’s indemnification obligations are also capped at the amount of the Aggregate Purchase Price.

The Purchase Agreement imposes on certain Sellers that will continue to provide services to the Company or CXApp post-Transaction, for a period of 3 years from the Closing Date, customary non-compete and non-solicitation restrictions, all of which are subject to certain exceptions and qualifications. In addition, Leon Papkoff will join the Company as an executive vice president leading the Company’s CXApp division. Prior to the closing of the Transaction, CXApp also entered into a services agreement with Zivix Technology Limited (China), an entity controlled by Chan Hok Lwong who is also a Seller and a service provider under the services agreement, to provide various services, including engineering and app development for the CXApp platform.

In accordance with the terms of the Purchase Agreement, the Company has agreed to file a resale registration statement (the “Registration Statement”) as promptly as practicable, subject to the expiration of the prohibition period set forth in Section 4.12(a) of that certain Securities Purchase Agreement, dated as of February 16, 2021, by and between the Company and each purchaser identified on the signature pages thereto, to register the Purchaser Shares for resale and to use commercially reasonable efforts to cause the Registration Statement to become effective no later than the date that is 60 days after the date the Registration Statement is filed. Following the effectiveness of the Registration Statement, each Seller agreed that, for so long as such Seller owns any Purchaser Shares or any Earnout Shares, such Seller will not, directly or indirectly, without the prior written consent of the Company, agree or offer to sell, dispose or otherwise transfer any such shares of common stock, except that a Seller may, on any trading day, sell that number of shares that, when aggregated, is equal to 10% of the daily trading volume for the common stock on the Nasdaq Capital Market, or any other trading market on which the common stock is listed, on such trading day; provided, that a Seller will be permitted to sell during any 30-day period (i) an amount of Purchaser Shares up to 25% of such Seller’s initial aggregate amount of Purchaser Shares owned and (ii) an amount of Earnout Shares up to 50% of such Seller’s initial aggregate amount of Earnout Shares owned.

Pursuant to the terms of the Purchase Agreement, effective as of the Closing Date until December 31, 2021, each Seller granted to and appointed the Company as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Seller, to vote at any meeting of shareholders (each, a “Meeting”) of the Company all of the Purchaser Shares owned by such Seller as of the record date of such Meeting in accordance with any recommendation of the Company’s board of directors, except with respect to a vote on any proposal that materially impacts CXApp’s ability to achieve the Earnout Target.

The Purchase Agreement contains customary representations, warranties and covenants and termination rights.

INPIXON AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(UNAUDITED)
(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUE DATA)

	Inpixon	CXApp	Transaction Accounting Adjustments	Note 7	Pro Forma Combined
	Note A	Note B
Assets

Current Assets
Cash and cash equivalents	$46,273	$1,773	$(18,086)	(a)	$29,960
Accounts receivable, net	1,240	1,819	(193)	(d)	2,866
Notes and other receivables	160	—	—		160
Unbilled receivables	—	50	(50)	(d)	—
Inventory	1,492	—	—		1,492
Short-term investments	50,057	—	—		50,057
Prepaid expenses and other current assets	1,222	71	(3)	(d)	1,290

Total Current Assets	100,444	3,713	(18,332)		85,825

Property and equipment, net	1,438	6	—		1,444
Operating lease right-of-use asset, net	1,948	—	—		1,948
Software development costs, net	1,769	—	—		1,769
Deferred tax assets	—	162	(162)	(m)	—
Long-term investments	2,500	—	—		2,500
Intangible assets, net	14,199	—	18,280	(b)	32,479
Goodwill	6,370	—	17,319	(c)	23,689
Other assets	160	—	—		160

Total Assets	$128,828	$3,881	$17,105		$149,814

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	1,377	285	2	(d)	1,664
Accrued liabilities	3,131	111	423	(d), (e)	3,665
Operating lease obligation, current	637	—	—		637
Deferred revenue	1,667	1,476	(370)	(d)	2,773
Short-term debt	4,251	—	—		4,251
Acquisition liability	500	—	—		500

Total Current Liabilities	11,563	1,872	55		13,490

Long Term Liabilities
Operating lease obligation, noncurrent	1,339	—	—		1,339
Other liabilities, noncurrent	7	—	28	(m)	35
Acquisition liability, noncurrent	—	—	4,875	(f)	4,875

Total Liabilities	12,909	1,872	4,958		19,739
See accompanying notes to the unaudited pro forma condensed combined financial statements.

INPIXON AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)
AS OF MARCH 31, 2021
(UNAUDITED)
(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUE DATA)

	Inpixon	CXApp	Transaction Accounting Adjustments	Note 7	Pro Forma Combined
	Note A	Note B
Stockholders' Equity
Inpixon Preferred Stock - $0.001 par value; 5,000,000 shares authorized	—	—	—		—
Inpixon Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued, and 1 outstanding as of March 31, 2021	—	—	—		—
Inpixon Series 5 Convertible Preferred Stock - 12,000 shares authorized;126 issued and 126 outstanding as of March 31, 2021	—	—	—		—
Inpixon Common Stock - $0.001 par value; 250,000,000 shares authorized; 101,382,448 issued and 101,382,447 outstanding as of March 31, 2021 (Historical Balance Sheet). 250,000,000 shares authorized; 110,232,006 issued and 110,232,005 outstanding as of March 31, 2021 (Pro Forma Condensed Combined Balance Sheet).	102	—	9	(g)	111
CXApp Common Stock – 100,000,000 shares authorized, 14,576,997 shares issued and outstanding as of March 31, 2021	—	35	(35)	(h)	—
Additional paid-in capital	310,013	759	9,232	(i)	320,004
Treasury stock, at cost, 1 share	(695)	—	—		(695)
Accumulated other comprehensive loss	(11)	—	—		(11)
(Accumulated deficit)/ retained earnings	(193,549)	1,215	2,941	(j)	(189,393)

Total Stockholders' Equity Attributable to Inpixon	115,860	2,009	12,147		130,016

Non-controlling Interest	59	—	—		59

Total Stockholders' Equity	115,919	2,009	12,147		130,075

Total Liabilities and Stockholders' Equity	$128,828	$3,881	$17,105		$149,814

See accompanying notes to the unaudited pro forma condensed combined financial statements.

INPIXON AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)
(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUE DATA)

	Inpixon	CXApp	Transaction Accounting Adjustments	Note 7	Pro Forma Combined
	Note A	Note B
Revenues	$2,954	$1,475	$—		$4,429

Cost of Revenues	884	454	—		1,338

Gross Profit	2,070	1,021	—		3,091

Operating Expenses
Research and development	2,708	212	—		2,920
Sales and marketing	1,639	569	—		2,208
General and administrative	9,171	493	—		9,664
Acquisition-related costs	470	—	—		470
Amortization of intangibles	502	—	717	(b)	1,219

Total Operating Expenses	14,490	1,274	717		16,481

Loss from Operations	(12,420)	(253)	(717)		(13,390)

Other Income (Expense):
Interest expense, net	(349)	—	—		(349)
Loss on exchange of debt for equity	(30)	—	—		(30)
Provision for valuation allowance on related party loan - held for sale	(117)	—	—		(117)
Forgiveness of paycheck protection loan	—	147	—		147
Other income	386	—	—		386
Total Other (Expense) / Income	(110)	147	—		37

Net Loss, before tax	(12,530)	(106)	(717)		(13,353)
Income tax (provision) / benefit	(9)	149	—		140
Net (Loss) / Income	(12,539)	43	(717)		(13,213)

Net Income Attributable to Non-controlling Interest	18	—	—		18

Net (Loss) / Income Attributable to Common Stockholders of Inpixon	$(12,557)	$43	$(717)		$(13,231)

Net Loss Per Share – Basic and Diluted	$(0.16)				$(0.14)

Weighted Average Shares Outstanding
Basic and Diluted	78,942,697		14,380,528	(l)	93,323,225
See accompanying notes to the unaudited pro forma condensed combined financial statements.

INPIXON AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PAR VALUE DATA)

	Inpixon	CXApp	Transaction Accounting Adjustments	Note 7	Pro Forma Combined
	Audited	Audited
	Note A	Note B
Revenues	$9,297	$3,582	$—		$12,879

Cost of Revenues	2,613	525	—		3,138

Gross Profit	6,684	3,057	—		9,741

Operating Expenses:
Research and development	6,523	670	—		7,193
Sales and marketing	5,331	763	—		6,094
General and administrative	15,261	434	12,500	(k)	28,195
Acquisition-related costs	1,057	—	742	(a), (e)	1,799
Amortization of intangibles	2,306	—	2,907	(b)	5,213

Total Operating Expenses	30,478	1,867	16,149		48,494

(Loss) / income from Operations	(23,794)	1,190	(16,149)		(38,753)

Other Income (Expense):
Interest expense, net	(2,426)	1	—		(2,425)
Loss on exchange of debt for equity	(210)	—	—		(210)
Provision for valuation allowance on related party loan - held for sale	(2,370)	—	—		(2,370)
Other expense	(470)	—	—		(470)
Total Other (Expense) / Income	(5,476)	1	—		(5,475)

Net (Loss) / Income, before tax	(29,270)	1,191	(16,149)		(44,228)
Income tax benefit or (provision)	56	(6)	4,505	(m)	4,555
Net (Loss) / Income	(29,214)	1,185	(11,644)		(39,673)

Net Income Attributable to Non-controlling Interest	15	—	—		15

Net (Loss) / Income Attributable to Common Stockholders of Inpixon	$(29,229)	$1,185	$(11,644)		$(39,688)

Net Loss Per Share – Basic and Diluted	$(1.01)				$(1.05)

Weighted Average Shares Outstanding
Basic and Diluted	28,800,493		8,849,558	(l)	37,650,051
See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Please Note That All Monetary Amounts Other Than Per Share Information Are Presented in Thousands Unless Otherwise Indicated.

1.Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Inpixon and CXApp. The unaudited pro forma condensed combined financial information is presented as if the Transaction had been completed on March 31, 2021 with respect to the unaudited pro forma condensed combined balance sheet as of March 31, 2021, and as of January 1, 2020 with respect to the unaudited pro forma condensed combined statement of operations for each of the three months ended March 31, 2021 and for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transaction.

We have accounted for the Transaction in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Inpixon’s consolidated financial information and CXApp’s financial information are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as issued by the FASB and are presented in US Dollars (“USD”).

Transaction accounting adjustments are defined as those that depict in the pro forma condensed combined balance sheet the accounting for the transaction required by US GAAP and depict in the pro forma condensed combined statement of operations the effects of the pro forma condensed combined balance sheet adjustments, assuming those adjustments were made as of the beginning of the fiscal year presented. Transaction accounting adjustments also include the effects of other transactions related to the business combination. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Transaction, including potential synergies that may be generated in future periods.

Unaudited Pro Forma Condensed Combined Balance Sheet

Note A: Derived from the unaudited condensed consolidated balance sheet of Inpixon and its subsidiaries as of March 31, 2021, as presented in the Company’s quarterly 10-Q filing.

Note B: Derived from the unaudited condensed balance sheet of CXApp as of March 31, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

Note A: Derived from the unaudited condensed consolidated statement of operations of Inpixon and its subsidiaries for the three months ended March 31, 2021, as presented in the Company’s quarterly 10-Q filing.

Note B: Derived from the unaudited condensed statement of operations of CXApp for the three months ended March 31, 2021.

For the Year Ended December 31, 2020

Note A: Derived from the audited consolidated statement of operations of Inpixon and its subsidiaries for the year ended December 31, 2020, as presented in the Company’s annual 10-K filing.

Note B: Derived from the audited statement of operations of CXApp for the year ended December 31, 2020.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
2.Accounting Policies

Upon completion of the Transaction, the Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which will be conformed.

3.Consideration Transferred

In consideration of the interests, the Purchaser delivered to the Sellers $22,500 in cash, less $393 for payments of transaction expenses, less $2,393 in option payouts, less $91 for bonus payouts, less $1,211 related to deferred revenue adjustment, plus $1,709 related to CXApp’s closing cash. In addition, 8,849,558 shares of the Company’s common stock valued at a total of $10,000 was issued to the Sellers. This resulted in total consideration of $32,500 for all of the outstanding CXApp shares. In connection with the Transaction, the Purchaser may also be required to make a contingent Earnout Payment up to $12,500 to Selected Sellers. The Earnout Payment was deemed to be post-combination compensation and is not included in the total consideration provided to the Sellers.

The purchase price is calculated as follows:

Cash	$22,500
Stock	10,000
Total consideration	$32,500

4.Preliminary Purchase Price Allocation

A summary of the preliminary purchase price allocation is as follows:

Description	Fair Value
Assets acquired:
Cash and cash equivalents	$1,312
Accounts receivable	1,626
Other current assets	68
Property and equipment	6
Tradename & trademarks	2,170
Proprietary Technology	8,740
Customer relationships	4,680
Non-complete agreements	2,690
Goodwill	17,319
Total assets acquired	38,611

Liabilities assumed:
Accounts payable	287
Accrued expenses and other liabilities	185
Deferred revenues	1,106
Deferred tax liability	4,533
Total assumed liabilities	6,111
Estimated fair value of net assets acquired:	$32,500

5.Intangible Assets Acquired

The Company acquired intangible assets from CXApp as a result of the Transaction. The Tradename & Trademarks, Proprietary Technology, Customer Relationships, and Non-compete Agreements intangible assets are noted to have a finite life

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
while Goodwill has an indefinite life span. The finite life intangible assets will be amortized using the straight-line method over the respective lives of each asset, while goodwill will not be amortized.

Based thereon, below are the acquired intangibles with their relative useful lives and method of amortization.

Intangible Asset	Useful Life	Amortization Method
Tradename & Trademarks	5 Years	Straight-line
Proprietary Technology	9.69 Years	Straight-line
Customer Relationships	7 Years	Straight-line
Non-compete Agreements	3 Years	Straight-line
Goodwill	Indefinite	N/A

The pro forma condensed combined statement of operations above for the three months ended March 31, 2021 and the year ended December 31, 2020 both include transaction accounting adjustments related to the amortization of the intangible assets acquired. For pro forma purposes, the finite life intangible assets are amortized on a straight-line basis beginning on January 1, 2020, as if the Transaction occurred on that date.

6.Income Tax Adjustments

The effective tax rate used by CXApp for the periods ended December 31, 2020 and March 31, 2021 was 26%. Based on the Company’s intent to avail itself of the business continuation requirements, the Company expects to be able to utilize its net operating loss carryforwards. As a result, the Company would record a deferred tax asset for the estimated net operating loss carryforwards as of the opening balance sheet date. The acquired intangible assets will result in a deferred tax liability. The amortization of those intangible assets represents a source of future taxable income such that a portion of the Company’s valuation allowance can be released. The Company’s deferred tax assets in excess of the intangible assets would continue to require a valuation allowance unless other sources of future taxable income could be identified. See Note 7(m) for additional information.

Additionally, while CXApp’s historical financial statements presented net income for the three months ended March 31, 2021, transaction accounting adjustments to the pro forma condensed combined statement of operations for the three months ended March 31, 2021 result in CXApp operating at a net loss. For the year ended December 31, 2020, CXApp operated at a net income prior to any transaction accounting adjustment considerations. However, transaction accounting adjustments to the pro forma condensed combined statement of operations for the year ended December 31, 2020 result in CXApp operating at a net loss. For the periods presented, the pro forma pretax losses incurred by the Company received no corresponding tax benefit because the Company concluded that it is more likely than not that the Company will be unable to realize the value of any resulting net deferred tax assets (see discussion above).

7.Detailed Notes – Transaction Accounting Adjustments

(a)Reflects the $15,246 paid to the Sellers at closing of the Transaction, less approximately $37 to adjust the historical cash balance to cash acquired in the Transaction on the Closing Date, plus approximately $393 of transaction costs associated with the Transaction, plus approximately $2,393 for the payout of options, and plus approximately $91 for payout of bonuses (See Note 3 for further details). The above pro forma condensed combined balance sheet does not include an amount for the Net Working Capital Adjustment. Per the terms of the Purchase Agreement, the Company has ninety (90) days after the closing to provide finalized Working Capital. At the time of this filing the Net Working Capital Adjustment has not been calculated and therefore is nil in the pro forma condensed combined balance sheet and preliminary purchase price (Note 3). The transaction costs had not been recorded by CXApp as of March 31, 2021. Therefore, the transaction costs of $393 incurred will be displayed on the statement of operations as if the Transaction had occurred on January 1, 2020 (see adjustment e below). These costs are not recurring costs, and will not affect the Company’s statement of operations beyond 12 months after the Transaction date.

(b)The adjustment to intangible assets on the pro forma condensed combined balance sheet represents the preliminary fair value related to the identifiable intangible assets acquired in the Transaction, as if the Transaction had occurred on March 31, 2021. The adjustments to amortization of intangible assets represent the amortization expense of intangible assets acquired in the Transaction of approximately $2,907 for the year ended December 31, 2020 and approximately $717 for the three months ended March 31, 2021.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(c)Adjustment reflects the preliminary estimated adjustment to Goodwill as a result of the Transaction. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the identifiable assets acquired and liabilities assumed. The Goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of Goodwill has been impaired, the Purchaser will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The Goodwill is attributable primarily to strategic and synergistic opportunities.

(d)Adjustments to reflect the preliminary fair value assigned to the assets acquired and liabilities assumed in the Transaction.

(e)Represents the accrual of additional transaction costs incurred by the Company subsequent to March 31, 2021 that was not included in the transaction cost amount in note (a). The Company incurred additional transaction costs of $349 that were accrued for in the pro forma condensed combined balance sheet and expensed in the pro forma condensed combined statement of operations for the year ended December 31, 2020. Of the $349 of additional transaction costs, $308 was incurred by Inpixon and $41 was incurred by CXApp. The additional transaction costs incurred by Inpixon and CXApp related to legal fees and accounting services. These costs are not recurring costs, and will not affect the Company’s statement of operations beyond 12 months after the Transaction date.

(f)Adjustment to record liability for Holdback Funds in the amount of $4,875 established as part of the Transaction, to be paid within 18 months.

(g)Adjustment relates to the issuance of common stock as consideration in conjunction with the Transaction. The Company issued 8,849,558 shares at a par value of $0.001 with a total value of $10,000 as consideration related to the Transaction resulting in an increase of $9 to common stock.

(h)Adjustment to reflect the elimination of CXApp’s historical common stock account balance in the amount of $35.

(i)Adjustments to reflect the elimination of CXApp’s historical additional paid-in capital account balance and the issuance of common stock as consideration related to the Transaction (note 7 (g)). The adjustment consists of $759 for the elimination of CXApp’s historical additional paid-in capital balance, and is offset by an adjustment of $$9,991 (represents the $10,000 stock consideration minus the par value of $9) related to the issuance of common stock as consideration related to the Transaction. Resulting in a net increase of $9,232 to additional paid-in capital.

(j)Adjustments to eliminate CXApp’s retained earnings, record estimated transaction costs incurred in relation to the Transaction, and record the release of a portion of Inpixon’s valuation allowance on deferred tax assets related to deferred tax liability associated with acquired intangible assets (see note 7 (m)). See below for details on adjustments of accumulated deficit:

Adjustment to reverse CXApp’s retained earnings	$(1,215)
Estimated transaction costs to be incurred related to the Transaction	(349)
Release of Inpixon valuation allowance on deferred tax assets	4,505
$2,941

(k)This adjustment reflects compensation related to the Earnout Payment for Selected Sellers in connection with the Transaction, resulting in a $12,500 increase in compensation expense. The Earnout Payment is to be made to continuing employees as a part of the Transaction, and is to paid through the issuance of 11,061,939 shares. The fair value of the share-based awards will be recognized ratably over the post-combination service period of one year in accordance with ASC 718. The Earnout Payment is contingent on achieving a Revenue target. At the date of this filing, the Company believes it is probable that the Revenue target will be met and included 100% of the Earnout Payment in the pro forma condensed combined statement of operations for the year ended December 31, 2020.

(l)Adjustment in the pro forma condensed combined statement of operations for the three months ended March 31, 2021 represents the increase of shares outstanding due to 8,849,558 shares issued as consideration in connection with the Transaction and 11,061,939 shares issued related to Earnout Payment. As the pro forma condensed combined statement of operations are prepared as if the Transaction occurred on January 1, 2020, the Earnout Payment would have been based on the Revenue target

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
for the year ended December 31, 2020. Per the terns of the Agreement, within thirty (days) following the end of the Earnout Period, the Purchaser shall prepare and deliver to the Sellers’ Representative a report setting forth its determination of whether and to what extent an Earnout Payment is due, and the resulting Earnout Payment shall be made to the Selected Sellers with continued active employment or services with the Company at the time of the earnout payment date on the next regularly scheduled payroll payment date occurring within ninety (90) days following the end of the Earnout Period. Therefore, the shares would have been issued during the three months ended March 31, 2021. The Company assumed the shares would be issued on February 15, 2021 (as the mid-point estimate). Management included an adjustment to the weighted average shares outstanding of 5,530,970, as if the shares were issued and outstanding for 45 of the 90 days during the three months ended March 31, 2021. The final adjustments to the weighted average shares outstanding was 8,849,558 for the shares issued as consideration, and 5,530,970 for the shares issued in relation Earnout Payment, resulting in a combined increase of 14,380,528 shares to the weighted average shares outstanding during the three months ended March 31, 2021.

Adjustment in the pro forma condensed combined statement of operations for the year ended December 31, 2020 represents the increase of shares outstanding due to 8,849,558 shares issued as consideration in connection with the Transaction. As the pro forma condensed combined statement of operations are prepared as if the Transaction occurred on January 1, 2020, the shares would have been issued and outstanding during the year ended December 31, 2020.

(m) Adjustments reflect the impact of tax entries related to acquired deferred tax asset, deferred tax liability associated with acquired intangible assets, and adjustments to Inpixon’s valuation allowance on deferred tax assets. The following adjustments were made to deferred tax asset:

Release Inpixon valuation allowance on deferred tax assets	$4,505
Reclassify the reserve for federal R&D credits to non-current liability	28
Net deferred tax asset with deferred tax liability	(4,695)
$(162)

The following adjustments were made to deferred tax liability:

Record deferred tax liability related to intangible assets acquired	$4,695
Net deferred tax asset with deferred tax liability	(4,695)
$—

In addition, an adjustment was made in the pro forma condensed combined statement of operations for the year ended December 31, 2020 in the amount $4,505. The adjustment is to recognize the release a portion of Inpixon’s valuation allowance as a result of the recognition of a deferred tax liability in connection with the Transaction resulting in an income tax benefit as if the Transaction had occurred on January 1, 2020. The impact of this adjustment is included on the pro forma condensed combined balance sheet as a debit to deferred tax asset (see above) and a credit to accumulated deficit (see Note 7 (j)) as of March 31, 2021.